SHARE EXCHANGE AGREEMENT


THIS AGREEMENT is dated the 24th day of August 2001

BETWEEN:

          E-VIDEOTV, INC., a corporation duly incorporated under the laws of Nevada and having an office located at 7333 East Doubletree Ranch Road, Suite 205, Scottsdale, Arizona, USA, 85258

                                                                   ("e-VideoTV")

AND:

          ZIRACOM DIGITAL COMMUNICATIONS INC., a corporation duly incorporated under the laws of Delaware and having an office located at Suite 1930
          - 777 Hornby St, Vancouver, B.C. V6Z 2T3.

                                                                     ("Ziracom")

AND:

          JASON ALLEN, businessman, with an address at 6472 Selma Ave. Burnaby, BC V5H 3R4

                                                                       ("Jason")

AND:

          GUNAR STRAUTS, businessman, with an address at 10701 WestSide Dr. Delta, BC V4C 1R5

                                                                      ("Gunars")

AND:

          ZIGURTS STRAUTS, Businessman, with an address at 13077 Summerhill Dr. Surrey, BC V4A 7X9

                                                                     ("Zigurts")

AND:

          CERTAIN SHAREHOLDERS OF ZIRACOM, as identified in Schedule "A" hereto,

                                                            (the "Shareholders")

WHEREAS:

A. The Shareholders are the beneficial and recorded owners of those shares issued and outstanding in the capital of Ziracom (the "Shares") as set out in Schedule "A" hereto:

B. Based upon the representations and warranties set forth herein, e-VideoTV has agreed to purchase from the Shareholders, on the terms and conditions set forth herein, the Shares in consideration of the allotment and issuance of restricted voting shares with par value of $0.0001 in the capital of e-VideoTV as herein provided for;

NOW THEREFORE in consideration of the premises and of the respective warranties, representations, covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) "this Agreement" means this Agreement, the Disclosure Schedule (as hereinafter defined in section 5.1(a)) and all Schedules attached hereto;

     (b) any reference in this Agreement to a designated "Article", "Section", "Schedule" or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;

     (c) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

     (d) the word "including", when following any general statement term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such work or to similar items or matters, whether or not non-limited language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

     (e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation; and

     (f) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

     (g) Joint and Several Obligations. The obligations of Ziracom, Jason, and Gunars hereunder are joint and several unless otherwise specified herein.

1.2   Schedules.

The following are the Schedules to this Agreement, and are incorporated herein by reference:

                  Schedule "A":     List of Shareholders of Ziracom
                  Schedule "B":     Piggyback Registration Rights
                  Schedule "C":     Disclosure Schedule
                  Schedule "D":     Projected Earnings Before Tax and
                                    Depreciation Statement



                                    ARTICLE 2
                                PURCHASE AND SALE

2.1   Purchase and Sale.

Subject to the terms and conditions of this Agreement, on the Closing Date, the Shareholders will sell, convey, transfer and assign to e-VideoTV, and e- VideoTV will purchase from the Shareholders, 45,645,352 Common shares of Ziracom (the "Ziracom Shares"), representing all the issued and outstanding capital stock of Ziracom.

2.2   Consideration.

e-VideoTV will acquire the Ziracom Shares from the Shareholders in exchange for 8,655,138 restricted voting Common shares of e-VideoTV, each with a par value of $0.0001 (the "e-Video Shares"). e-VideoTV will grant piggyback registration rights to the Shareholders as per Schedule "B" respecting the e-VideoTV Shares under the terms of the registration rights agreement (the "Registration Rights Agreement") attached as Schedule "C " hereto, such shares to be issued as follows:

     On Closing - 50% of the agreed allotment, being 4,327,569, shall be issued while the balance - 4,327,569, representing the remaining 50% of the agreed allotment, shall be held in a mutually agreeable escrow account to be issued provided;

     a) 1,081,892, being 12.5% of the agreed allotment, shall be issued provided Ziracom achieves sales objective of $382,000 for the period August 1, 2001 to January 31, 2001 per schedule attached as Schedule "D". Should Ziracom achieve the sales target, then e-VideoTV, Inc will cause trustee to release 1,081,892 common shares, being 12.5% of the agreed to amount of shares.

     1,081,893, being 12.5% of the agreed allotment, shall be issued provided Ziracom has completed version 4.0 of Alpha Omega. This version must be ready for market and it must achieve a file size of 70% of original file size (based on Alpha Omega Version 3.2), have DRM ability, and be compatible with Media Player version 7 and 8 and windows CE for hand held devices. Should Ziracom achieve version 4.0 of Alpha Omega in acceptable market format by Dec 31, 2001 with above deliverables, then e-VideoTV, Inc will cause trustee to release 1,081,893 common shares, being 12.5% of the agreed to amount of shares.

     b) 2,163,785 being 25% of the agreed allotment shall be issued provided Ziracom achieves its target of pre-tax earnings of $1,406,460 - as detailed on Schedule "D".

     c) A floor price of $0.50 per share shall be established for all releases of escrowed stock. In the event the market price at the release date is below $0.50 per share, then additional shares will be issued to affect the same value as if the market price was at $0.50 per share.

2.3   Financial Statements.

The parties contemplate that:

     (i) after the Closing Date, as hereinafter defined, e-VideoTV will own at least ninety percent (90%) of the issued and outstanding shares of Ziracom; and

     (ii) Ziracom, as a new subsidiary of e-VideoTV's consolidated group, will have its financial results included in e-VideoTV's consolidated financial statements for the period after August 1, 2001.

2.4   Closing Date.

The closing of the purchase and sale of the Ziracom Shares and the exchange of the e-VideoTV Shares under this Agreement shall take place at the offices of Ziracom Digital Communications Inc., at 900 - 1055 West Hastings Street, Vancouver, B.C. or by facsimile transfer of documents, on October 12, 2001 at 10:00 a.m. (the "Closing Date"), or sooner if agreed by all parties, or as soon as practicable upon the satisfaction of all conditions to closing set forth herein.

2.5   Extension.

e-VideoTV may, at its option,  extend the Closing Date for an additional fifteen
(15) days upon written notice to Ziracom and the Shareholders. Any further extension of the Closing Date may be made only with the written consent of all of the parties hereto.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES


3.1   Representations and Warranties of Ziracom, Jason, Zigurts and Gunars.

Ziracom, Jason, and Gunars jointly and severally represent and warrant to e-VideoTV, except as set out in the Disclosure Schedule (as hereinafter defined in Schedule "C") as follows, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereto, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, and confirm that e-VideoTV is relying upon the accuracy of each of such representations and warranties:

     (a) Ziracom is a corporation duly organize and existing in good standing under the laws of the State of Nevada. Ziracom has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. Ziracom is duly qualified to transact business in the State of Nevada.

     (b) The authorized capital of Ziracom consists of 100,000,000 Class "A" Common shares, each with a par value of $0.001 per share, and 25,000,000 Class "B" non-voting Preferred shares, without par value. The 45,645,352 issued and outstanding Class "A" shares constitute the only issued and outstanding shares in the capital of Ziracom. The Ziracom Shares are validly issued, fully paid and non-assessable and are not subject to any restrictions on transfer, except those imposed by the Securities Act of 1933, as amended. There are, and as of the Closing Date there will be, no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any kind providing for the purchase, issuance or sale of, or any securities convertible into, the capital of Ziracom, whether issued, unissued or held in its treasury.

     (c) The execution, delivery and performanc of this Agreement by Ziracom have been duly authorized by its Board of Directors. This Agreement is valid and binding upon Ziracom and is enforceable against Ziracom in accordance with its terms, subject to laws relating to or affecting creditors' rights generally. The execution, delivery and performance of this Agreement by Ziracom will not result in the violation or breach of any term or provision of charter instruments applicable to Ziracom or constitute a material default under any indenture, mortgage, deed of trust or other contract or agreement to which Ziracom is a party or by which Ziracom or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by Ziracom.

     (d) Ziracom holds 100% of the shares in a British Columbia subsidiary under the corporate name of Ziracom Digital Communications Inc. Ziracom does not presently hold five percent (5%) or more of any securities having voting power of any other corporation, nor would it hold such securities in such amount upon the closing of any existing purchase obligations for securities.

     (e) Ziracom has no liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise except as detailed in Schedule "C". Ziracom further undertakes to cancel all existing management contracts.

     (f) During the period from July 31, 2001- through to and including the Closing Date, Ziracom has not:

          (i) suffered any adverse material change affecting its assets, liabilities, financial condition or business;

          (ii) made any material change in the compensation payable, or to become payable, to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents;

          (iii)paid or declared any dividends, distributions or other payments due or owing to the Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its shares;

          (iv) issued any shares, or granted any stock options or warrants to purchase shares or issued any securities convertible into common shares of Ziracom;

          (v)  sold  or   transferred   any  of  it  assets  or  cancelled   any
               indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices; and

          (vi) borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $25,000, except in the ordinary course of business and consistent with its past practices (except for those advances made by e-VideoTV on July 15, 2001 for $20,000, August 15, 2001 for $22,600, August
               31,  2001 for  $25,000,  September  18,  2001 for $29,000 and any
               other advances from e-VideoTV prior to Closing).

     (g) Ziracom's business has been conducted in the normal course and there are no new or significant liabilities, or material events that might cause e- VideoTV, acting reasonably, to consider canceling the transaction.

     (h) Ziracom has not filed all tax returns, including federal, state, local and foreign tax returns, tax reports and forms and paid any and all applicable taxes, including federal and state income, sales and property taxes. No examination, audit, or inquiry of any tax return, federal, state or otherwise of Ziracom is currently in progress.

     (i) Ziracom does not presently own or leas any real property, but owns or leases certain personal property. Ziracom has good and marketable title to all personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature, except as set forth in this section. Such tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to ordinary wear and tear, maintenance and periodic replacement.

     (j) Ziracom has sole interest in and owns all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, the entire software source code to all Ziracom products (including those commercially released, pending, and in development), service mark registrations and applications and copyright registrations and applications owned or used by Ziracom in the operation of its business (collectively, the "Intellectual Property).

     (k) Ziracom is not in default under any provision of any contract, commitment, or agreement respecting Ziracom or its assets to which Ziracom is a party or by which it is bound.

     (l) There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or threatened, and there are no investigations pending or threatened against Ziracom which could have a material adverse effect on the properties, business, assets or financial condition of Ziracom or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of Ziracom to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement other than as disclosed in Schedule "C".

     (m) Ziracom owes no fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of Ziracom in connection with this Agreement or the transactions contemplated hereby, other than Priority Traders Inc.

     (n) There are no employees of Ziracom other than contracted consultants, nor are there any applicable profit sharing plans or bonus sharing plans.

     (o) The minute books of Ziracom provided to e-VideoTV prior to the Closing Date contain complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, directors and committees thereof.

     (p) No Shareholder nor any corporation or entity with which it is affiliated is indebted to Ziracom, and Ziracom is not indebted nor liable to any Shareholder or any corporation or entity with which it is affiliated.

     (q) Ziracom is not subject to any agreement, judgment or decree adversely affecting its ability to enter into this Agreement and to consummate the transactions contemplated herein nor are there any laws or regulations prohibiting the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of, or notification to or registration with, any governmental authority, whether federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by Ziracom.

3.2   Representations and Warranties of the Shareholders

Each of the Shareholders severally represents and warrants to e-VideoTV as follows with respect to each such Shareholder personally and such Shareholder's shares, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereto, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, and confirm that e-VideoTV is relying upon the accuracy of each of such representations and warranties:

     (a) such Shareholder has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and to transfer the legal and beneficial title and ownership of the Shareholder's shares to e- VideoTV;

     (b) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

     (c) such Shareholder is the beneficial and recorded owner of the Shareholder's shares, which shares are free and clear of any actual, pending, or threatened liens, charges, claims, options, set-offs, encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever except as expressly disclosed herein; each of the Shareholder's shares has been validly issued and is outstanding and fully paid and non-assessable, no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of such shares; and

     (d) such Shareholder has such knowledge an experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction and is able to bear the economic risk of loss of such Shareholder's entire investment.

3.3   Representations and Warranties of Purchaser.

E-VideoTV represents and warrants to Ziracom and to the Shareholders as follows, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, and confirms that Ziracom and the Shareholders are relying upon the accuracy of each of such representations and warranties:

     (a) e-VideoTV is a corporation duly organized and existing in good standing under the laws of the State of Delaware. e-VideoTV has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. e-VideoTV is duly qualified to transact business in the State of Delaware and in all states and jurisdictions in which the business or ownership of e-VideoTV's properties or assets makes it necessary to so qualify.

     (b) e-VideoTV is a publicly held company and files reports under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All reports due under the Exchange Act have been filed as of the date of this Agreement and are true, correct and complete in all material respects.

     (c) the authorized capital of e-VideoTV consists of 100,000,000 Common shares, each with a par value of $0.0001 per share, of which the 16,757,072 Common shares constitute the only outstanding shares in the capital of e-VideoTV . There are also 4,670,000 stock options issued as per public filing in latest 10K. There will be 1,387,000 common shares issued in settlement of debt of $741,000 on or before Closing. The e-VideoTV Shares are validly issued, fully paid and non-assessable and are not subject to any restrictions on transfer, except those imposed by the Securities Act of 1933, as amended. There are, and as of the Closing Date there will be, no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any kind providing for the purchase, issuance or sale of, or any securities convertible into, the capital of e-VideoTV, whether issued, unissued or held in its treasury.

     (d) the execution, delivery and performanc of this Agreement by e-VideoTV have been duly authorized by its Board of Directors. This Agreement is valid and binding upon e-VideoTV and is enforceable against e-VideoTV in accordance with its terms, subject to laws relating to or affecting creditors' rights generally. The execution, delivery and performance of this Agreement by e-VideoTV will not result in the violation or breach of any term or provision of charter instruments applicable to e-VideoTV or constitute a material default under any indenture, mortgage, deed of trust or other contract or agreement to which e-VideoTV is a party or by which e-VideoTV or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by e- VideoTV .

     (e) e-VideoTV has no liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise that is not already disclosed in quarterly financial statements filed with the SEC.

          (i) made any material change in the compensation payable, or to become payable, to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents;

          (ii) paid or declared any dividends, distributions or other payments due or owing to the Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its shares;

          (iii)sold  or   transferred   any  of  it  assets  or  cancelled   any
               indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices; and

          (iv) borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), , except in the ordinary course of business and consistent with its past practices;

     (f) Issuance of e-VideoTV Shares. The e- VideoTV Shares, when issued as contemplated by this Agreement, will be duly and validly issued, fully paid and non-assessable and will be restricted common shares subject to resale under rule 144. Ziracom's minority shareholders as outlined in Exhibit " B " will be included in the next registration statement filed by e-VideoTV as referred to in section 2.1. E-Video TV will endeavour to file a registration statement on or before March 31st 2002 in regards to shareholders as identified in section 2.1 and its related exhibit.

     (g) E-Video TV will become a "Reporting Issuer" (within the meaning of the Securities Act (British Columbia) and the Securities Act ( Alberta) within the province of British Columbia and Alberta prior to the registration of shares of the minority shareholders.

     (h) E-VideoTV will provide (1) one seat on the board of directors of e-VideoTV for a representative of the Ziracom shareholders

     (i) The escrowed shares are to be released within 30 days of the company achieving its targets as defined in Section 2.2.

     (j) e-VideoTV's business has been conducte in the normal course and there are no new or significant liabilities, or material events that might cause Ziracom or the Shareholders, acting reasonably, to consider cancelling the transaction

     (k) e-VideoTV has not filed all tax returns, including federal, state, local and foreign tax returns, tax reports and forms and paid any and all applicable taxes, including federal and state income, sales and property taxes. All tax returns are complied and filed by the Company's auditor and said filings are currently in process of being completed. No examination, audit, or inquiry of any tax return, federal, state or otherwise of e-VideoTV is currently in progress.

     (l) e-VideoTV does not presently own or lease any real property. e-VideoTV has good and marketable title to all personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature, except as set forth in this section. Such tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to ordinary wear and tear, maintenance and periodic replacement.

     (m) e-VideoTV is not in default under any provision of any contract, commitment, or agreement respecting e-VideoTV or its assets to which e- VideoTV is a party or by which it is bound.

     (n) there are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or threatened, and there are no investigations pending or threatened against
          e-VideoTV which could have a material adverse effect on the properties, business, assets or financial condition of e-VideoTV or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of e-VideoTV to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

     (o) e-VideoTV owes no fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of e-VideoTV in connection with this Agreement or the transactions contemplated hereby.

     (p) No shareholder nor any corporation or entity with which it is affiliated is indebted to e-VideoTV, and e-VideoTV is not indebted nor liable to any shareholder or any corporation or entity with which it is affiliated other than disclosed in public filings.

     (q) e-VideoTV is not subject to any agreement, judgment or decree adversely affecting its ability to enter into this Agreement and to consummate the transactions contemplated herein nor are there any laws or regulations prohibiting the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of, or notification to or registration with, any governmental authority either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by e-VideoTV.

3.4   Survival of Representations and Warranties.

The representations and warranties made by Ziracom, e-VideoTV and the Shareholders and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing Date and, notwithstanding any closing or an investigation made by or on behalf of Ziracom, e-VideoTV or the Shareholders, as applicable, or any other person, or any knowledge of Ziracom, e-VideoTV or the Shareholders, as applicable, or any other person, shall continue in full force and effect for the benefit of Ziracom, e-VideoTV or the Shareholders, as applicable, for a period of 18 months from the Closing Date.


                                    ARTICLE 4
                                    COVENANTS

4.1   Covenants of Ziracom.

Ziracom covenants and agrees with e-VideoTV that, prior to the Closing Date:

     (a) The business of Ziracom will be conducted in the usual and ordinary course in accordance with sound and prudent business practice;

     (b) Ziracom has not and will not, without VideoTV's prior written approval:

          (i) take any action, or permit an event or condition to occur that would materially affect the value of the shares and/or the corporation, its business, or its assets;

          (ii) enter into any material agreement, contract, commitment, or undertaking other than in the ordinary course of business;

          (iii)alter any existing agreement or pay or agree to pay any salary, bonus, raise or advances, to any employee or officer except in the ordinary course of business consistent with past practice or fund any discretionary retirement or other benefit plans;

          (iv) dispose of or alter any marketable asset or any material amount of its assets;

          (v) institute any material litigation, claim, or other proceeding before any court or governmental authority;

          (vi) make any extraordinary capita expenditures or prepay any lease obligations or incur any additional indebtedness;

          (vii)issue additional shares or grant any options, warrants, or other rights to acquire any such shares; or

          (viii)declare or pay any dividends, distributions or other payments to shareholders;

     (c) All books and records (both corporate and financial) of Ziracom will be maintained completely and accurately without any change in accounting methods or practices except as specifically approved by e-VideoTV;

     (d) Ziracom will use commercially reasonable efforts to obtain all necessary consents and any additional consents as may be required to effect the transaction contemplated hereby; and

     (e) Ziracom will not enter into or pursue any arrangements or negotiations with any party relative to the sale of all or substantially all of the assets of Ziracom or to otherwise transfer shareholder control of Ziracom.

4.2   Covenants of e-VideoTV.

E-VideoTV covenants and agrees with the Shareholders and Ziracom that:

     (a) The business of e-VideoTV will be conducted in the usual and ordinary course in accordance with sound and prudent business practice;

     (b) E-VideoTV, Inc shall supply necessary capital to Ziracom for execution of its business plan as currently outlined. As representatives of e-VideoTV,Inc will be on the board of directors, said funding will be determined at that level and implemented.

                                    ARTICLE 5
                                   CONDITIONS


5.1   e-VideoTV's Conditions.

The obligations of e-VideoTV to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of e-VideoTV) having been satisfied or expressly waived in writing by e- VideoTV on or before the Closing Date or such other date as may be specified in this
Section 5.1, and Ziracom will use its commercially reasonable best efforts to ensure that such conditions are fulfilled:

     (a) Ziracom will have delivered the disclosure schedule to this Agreement (the "Disclosure Schedule"). e-VideoTV shall have seven (7) days after its receipt of the Disclosure Schedule to determine, in its sole discretion, if it shall accept the representations and warranties as modified by the Schedules. If e-VideoTV determines that any part of the Schedules are unacceptable, e-VideoTV may provide Ziracom additional time to remedy the matter or may terminate this Agreement in accordance with the termination provisions hereunder.

     (b) All representations and warranties of the Shareholders and Ziracom contained in this Agreement shall have been true in all respects when made on the date of execution of this Agreement, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. Ziracom shall furnish e-VideoTV with a certificate, dated the Closing Date and signed on behalf of Ziracom by a duly authorized officer thereof stating the above in such form as e-VideoTV may reasonably request.

     (c) Ziracom and the Shareholders shall hav performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them, and Ziracom shall deliver a certificate, in form and substance satisfactory to e-VideoTV, to that effect, dated the Closing Date.

     (d) The Shareholders shall deliver to e- VideoTV the Ziracom Shares free and clear of any liens, encumbrances and other obligations.

     (e) Ziracom shall have no contingent or other liabilities connected with its business, except as disclosed in its financial statements. The review of the business, premises and operations of Ziracom and the financial statements by e-VideoTV at its expense shall not have revealed any matter which, in the commercially reasonable judgment of e-VideoTV, makes the transaction on the terms herein set forth inadvisable for e-VideoTV.

     (f) There shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement. Any required governmental or regulatory consents shall have been obtained.

     (g) There shall not have occurred any material adverse change in the assets, business, condition or prospects of Ziracom.

     (h) Ziracom shall have provided, to e- VideoTV's full satisfaction, evidence that Ziracom's technology performs both as advertised and as stated to e- VideoTV.

5.2   Ziracom's and Shareholders' Conditions.

The obligations of Ziracom and the Shareholders to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of Ziracom and the Shareholders) having been satisfied or expressly waived in writing by Ziracom and each of the Shareholders on or before the Closing Date or such other date as may be specified in this Section 5.2, and e-VideoTV will use its commercially reasonable best efforts to ensure that such conditions are fulfilled:

     (a) Ziracom and each of the Shareholders being satisfied, in their sole discretion with their due diligence investigations of e-VideoTV;

     (b) All representations and warranties of VideoTV contained in this Agreement shall have been true in all respects when made on the date of execution of this Agreement, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. e-VideoTV shall furnish Ziracom and the Shareholders with a certificate, dated the Closing Date and signed on behalf of Ziracom by a duly authorized officer thereof stating the above in such form as Ziracom and the Shareholders may reasonably request.

     (c) e-VideoTV shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it, and e-VideoTV shall deliver a certificate, in form and substance satisfactory to Ziracom and the Shareholders, to that effect, dated the Closing Date.

     (d) e-VideoTV shall deliver to the Shareholders the e-Video Shares free and clear of any liens, encumbrances and other obligations.

     (e) e-VideoTV shall have no contingent or other liabilities connected with its business, except as disclosed in its financial statements. The review of the business, premises and operations of e-VideoTV and the financial statements by Ziracom and the Shareholders shall not have revealed any matter which, in the reasonably commercial judgment of Ziracom and the Shareholders, makes the transaction on the terms herein set forth inadvisable for Ziracom and the Shareholders.

     (f) There shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement. Any required governmental or regulatory consents shall have been obtained.

     (g) There shall not have occurred any material adverse change in the assets, business, condition or prospects of e-VideoTV.

5.3   Waiver or Termination.

The conditions contained in Sections 5.1 and 5.2 are inserted for the exclusive benefit of the party in whose favour they are given and may be waived in whole or in part by such party at any time. Each of Ziracom, e-VideoTV and the
Shareholders acknowledge that the waiver by Ziracom, e-VideoTV or the Shareholders of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by Ziracom, e-VideoTV or the Shareholders, as applicable, that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5.1 or 5.2 are not fulfilled or complied with as herein provided, Ziracom, e-VideoTV or the Shareholders may, on or prior to the Closing Date, at their respective options, rescind this Agreement by notice in writing to the other parties, as applicable, and in such event Ziracom, e-VideoTV or the Shareholders, as applicable, will be released from all obligations under this Agreement.


                                    ARTICLE 6
                                 CONFIDENTIALITY

6.1   Confidential Information.

e-VideoTV shall keep all confidential information relating to the business of Ziracom confidential pending the closing of the transaction contemplated by this Agreement. Ziracom and the Shareholders shall keep all confidential information relating to the business of e-VideoTV confidential pending the closing of the transaction contemplated by this Agreement. No party to this Agreement shall be liable for the disclosure of confidential information if such disclosure is required by law or if the confidential information is already publicly available. Upon termination of this Agreement, Ziracom, e- VideoTV and each of the Shareholders shall return all such confidential information and documents which they have received and agree not to disclose or use such information in any manner which damages the businesses or prospects of e-VideoTV or of Ziracom, as the case may be. The term "confidential information" as used in this Agreement shall mean all information of any nature and in any form which at the time or times concerned is not generally known to the public and which relates to any one or more of the aspects of the present and past business of Ziracom and/or e-VideoTV or any of its predecessors, including, but not limited to, e-VideoTV's and Ziracom's business plan, inventions and improvements, whether patentable or not, development projects, policies, processes, formulas, techniques, know-how and other facts relating to sales, advertising, franchising, promotions, financial matters, customers, customer lists, customer purchases or requirements, licenses, or trade secrets.

                                    ARTICLE 7
                                 INDEMNIFICATION


7.1   Indemnification by Parties.

e-VideoTV agrees to indemnify and hold Ziracom and each of the Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees whether incurred at trial or in arbitration proceedings, or in connection with an appeal, petition for review, petition for certiorari or special action) incurred by Ziracom or any Shareholder that results from any misrepresentation or breach of the warranties by e-VideoTV herein, or any breach or non-fulfillment of any agreement or covenant on the part of e-VideoTV contained in this Agreement, and any other document executed in connection with this Agreement and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees. Ziracom and each Shareholder also agrees to indemnify and hold e-VideoTV harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees whether incurred at trial or in arbitration proceedings, or in connection with an appeal, petition for review, petition for certiorari or special action) incurred by e- VideoTV that results from any misrepresentation or breach of the warranties by Ziracom or the Shareholders herein.

7.2   Arbitration.

If Ziracom, e-VideoTV or any of the Shareholders believe that a matter has occurred that entitles any of them to indemnification under Section 7.1,
Ziracom, the Shareholder or e-VideoTV, as the case may be (the "Indemnified Party"), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an
"Indemnifying   Party")   describing  such  matter  in  reasonable  detail.  The
Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. The Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Phoenix, Arizona to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Section 8.5.

7.3   Third Person Claim Procedures. <

If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive
pleading  or  notice  with  respect  to  the  claim  is  required)   notify  the
Indemnifying Party of such claim. The Indemnifying party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part, which are pertinent to the defense thereof.

7.4   Limitation of Remedies.

The parties understand that this Agreement requires that all disputed claims shall be submitted to arbitration in accordance with Section 7.2.


                                    ARTICLE 8
                                   TERMINATION

8.1   Termination Events.

This Agreement may be terminated and abandoned by notice given in the manner hereinafter provided:

     (a) By e-VideoTV if, without any fault of VideoTV, all of the conditions set forth in Section 5.1 shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by e- VideoTV.

     (b) By Ziracom or the Shareholders if, without their fault, all of the conditions set forth in Section 5.2 shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by Ziracom or Shareholders.

8.2   Effect of Termination.

In the event this Agreement is terminated pursuant to this Article, this Agreement shall forthwith become null and void and there shall be no liability or continuing obligations on the part of any of the parties hereunder, except that Ziracom shall repay any and all loans outstanding from e-VideoTV, Inc pertaining to the July 31, August 15th August 31st, 2001, September 18, 2001 loans and any other loans executed, per terms as detailed on executed promissory notes duly executed on behalf of Ziracom by Jason Allen. .

8.3   Expenses.

Each party shall be solely responsible for paying its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of the other parties.

8.4   Prevailing Party.

Notwithstanding any of the other provisions hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party

     (a) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter; or

     (b) is ordered to pay the other party less than 50% of the disputed amount involved in such matter; or

     (c)  succeeds in having  imposed a material  equitable  remedy on the other
          party   (such  as  an   injunction   or  order   compelling   specific
          performance); or

     (d) succeeds in defeating the other party' request for such an equitable remedy.

8.5   Notification of Claims.

Each party will promptly notify the other of any third party claims against any party relating to Ziracom of which it receives knowledge or notice so as to permit such party an opportunity to prepare a timely defense to such claim or to attempt settlement.

8.6   Ziracom Board of Directors.

On the Closing Date, the Board of Directors and officers of Ziracom shall consist of Jason Allen, Robert Dinning and Harvey Nickerson.

8.7   e-VideoTV Board of Directors.

On the Closing Date, the Board of Directors and officers of e- VideoTV shall consist of those already appointed plus the nomination of a director as recommended by Ziracom. Said recommendation must meet the approval of the existing board of directors of e-VideoTV.Inc.


                                    ARTICLE 9
                                  MISCELLANEOUS

9.1   Assignment.

This Agreement and all of the provisions hereof shall be binding upon and enure to the benefit of the parties hereto, their legal representatives, successors and assigns.

9.2   Entire Agreement.

This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof

9.3   Modification.

This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

9.4   Notices.

Any notice, document or communication required or permitted to be given hereunder shall be in writing at the following addresses, or such other addresses as the parties may specify in writing

          If to Ziracom or the Shareholders:

          Ziracom  Digital  Communications  Inc.
          Suite 1930 - 777 Hornby Street,
          Vancouver, BC V6Z 2T3
          Attn: Jason Allen
          Fax:  604-648-2711


          With copy to:

          Fasken Martineau DuMoulin LLP
          2100 - 1075 West Georgia Street
          Vancouver, BC V6E 3G2
          Attn:  Steven Lukas
          Fax: (604) 632-4840

          If to e-VideoTV:

          e-VideoTV, Inc.
          7333 E. Doubletree Ranch Rd.
          Suite 205, Scottsdale, AZ 85258
          Attn: Robert Dinning
          Fax: 604-602-0852

          With copy to:

          Gary Blume
          Paradise Village Park
          11811 North Tatum Boulevard, Suite 1025
          Phoenix Arizona 85028-1699
or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

Notices shall be effective if delivered by facsimile transmission or personally to either e- VideoTV, Ziracom or the Shareholders or, if mailed, shall be deemed to have been received ten (10) days after deposit in a post office in Canada or in the United States of America. If there should be at the time of mailing or between the time of mailing and actual receipt thereof, a mail strike, slowdown or other labour dispute which may affect the delivery of such notice by mail, then such notice shall only be effective if actually delivered.

9.5   Choice of Law.

This Agreement shall be governed by, construed, interpreted and enforced according the laws of the State of Arizona.

9.6   Severability.

If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

9.7   Other Documents.

The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

9.8   Time is of the Essence.

Time is of the essence of this Agreement.

9.9   No Waiver and Remedies.

No failure or delay on a parties part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall, wherever possible, be cumulative with all other remedies in law or equity.

9.10   Counterparts.

This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11   Further Assurances.

Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

9.12   Third Party Beneficiaries.

Each party hereto intends this Agreement shall not be benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.



E-VIDEOTV INC.




Authorized Signatory


ZIRACOM DIGITAL
COMMUNICATIONS INC.




Authorized Signatory



SIGNED, SEALED AND DELIVERED by        )
JASON ALLEN in the presence of:        )
                                       )
                                       )
---------------------------------------        ---------------------------------
Witness                                )       JASON ALLEN
                                       )
---------------------------------------
Address                                )
                                       )
---------------------------------------
                                       )
                                       )
---------------------------------------
Occupation                             )



SIGNED, SEALED AND DELIVERED by        )
GUNAR STRAUTS in the presence of:      )
                                       )
                                       )
---------------------------------------        ---------------------------------
Witness                                )       GUNAR STRAUTS
                                       )
---------------------------------------

---------------------------------------
Address                                )
                                       )
---------------------------------------
                                       )
                                       )
---------------------------------------
Occupation                             )



SIGNED, SEALED AND DELIVERED by        )
ZIGURTS STRAUTS in the presence of:    )
                                       )
                                       )
---------------------------------------        ---------------------------------
Witness                                )       ZIGURTS STRAUTS
                                       )
---------------------------------------
Address                                )
                                       )
---------------------------------------
                                       )
                                       )
---------------------------------------
Occupation                             )

                                  SCHEDULE "A"




                         LIST OF SHAREHOLDERS OF ZIRACOM

                                                                                Closing Allocation
Name                    Certificate #    Amount $USD    # Of Shares   E-video   23-Oct-01 at 50%      Address
----                    -------------    -----------    -----------   -------   ----------------      -------
Carla Wilson            #053             $10,000.00     40,000        7,585     3,792                 10691 Westside Drive
                                                                                                      Delta, BC V4C 1R5  Canada
Linda P.F. Lam          #052             $5,375.00      21,500        4,077     2,038                 3535 Turner Street
                                                                                                      Vancouver, BC V5K 2K1 Canada
Ahmad Kavousian         #038             $2,570.00      11,000        2,086     1,043                 1895 Charles Street
                                                                                                      Port Moody, BC V3H 2M2 Canada
Kenneth McFarland       #049             $10,000.00     40,000        7,585     3,792                 2454 Calendonia Ave
                                                                                                      N Vancouver, BC V7G 1T9 Canada
Paul Canavan            #047             $10,000.00     40,000        7,585     3,792                 Box 45088, Ocean Park RPO
                                                                                                      Surrey, BC, V4A 9L1 Canada
Nada Knezevich          #046             $2,000.00      8,000         1,517     758                   6470 Selma Ave
                                                                                                      Burnaby, BC V5H 3R4 Canada
Bill Burtnick           #040             $22,100.00     88,400        16,762    8,381                 3323 Marquette Cr.
                                                                                                      Vancouver, BC V5S 4K6 Canada
Alice I. Shen           #045             $50,000.00     200,000       37,923    18,962                8380 Ryan Road
                                                                                                      Richmond, BC V7A 2E6 Canada
Betty Cheng Ching - HWA #044             $100,000.00    400,000       75,847    37,923                1901-5899 Wilson Ave
                                                                                                      Burnaby, BC V5H 4R9  Canada
Jason Jing Shen         #043             $50,000.00     200,000       37,923    18,962                5789 College Highroad
                                                                                                      Vancouver, BC V6T 1H4 Canada
Greg Bergman            #039             $2,835.00      11,340        2,150     1,075                 9674 McNaught Rd.
                                                                                                      Chilliwack, BC  V2P 6G2 Canada
Kenneth Kerr            #037             $8,555.00      34,000        6,447     3,223                 777 East Kings Rd.
                                                                                                      N Vancouver, BC V7K 1E4 Canada
Joseph Porcina          #048             $600.00        2,400         455       228                   8506 109B  Street
                                                                                                      Delta, BC
Patrick Acuna           #051             $1,675.00      6,700         1,270     635                   3309-33 Chesterfield Place
                                                                                                      N Vancouver, BC V7M 3K4 Canada
Grant Ross              #050             $670.00        2,680         508       254                   12359 Nikola Street
                                                                                                      Pitt Meadows BC V3Y 2K9 Canada
Alan Jones              #054             $20,000.00     80,000        15,169    7,585                 1918 19th Ave East
                                                                                                      Vancouver, BC V5N 2J2 Canada
Guy Collette            #073             $15,000.00     60,000        11,377    5,689                 1531 Kilmer Place
                                                                                                      N Vancouver, BC V7K 2M8 Canada
Colin Sloan             #042             $25,000.00     100,000       18,962    9,481                 143 Oakmount Way, SW
                                                                                                      Calgary, AB, T2V 4Z2 Canada
Bruce Hoffman           #041             $5,000.00      20,000        3,792     1,896                 104-1990 Fort Street
                                                                                                      Victoria, BC V8R 6V4  Canada
Don Nicholson           #072             $5,000.00      20,000        3,792     1,896                 5359 Norfolk Street
                                                                                                      Burnaby, BC V5G 1G3  Canada
Worldwide Mortgage Corp #065             $150,000.00    600,000       113,770   56,885                Box 61, Grand Caymen Island
                                                                                                      British West Indies
Clayton Strauts         #066             Services       1,640         311       155                   10701 Westside Drive
                                                                                                      Delta, BC V4C 1R5  Canada
Sean Kerr               #038             $0.00          200,000       37,923    18,962                3942 Brockton Cr.
                                                                                                      N Vancouver, BC V7G 2K9 Canada
Raymond Chow            #039             $0.00          200,000       37,923    18,962                2445 East 8th Ave
                                                                                                      Vancouver, BC V5M 1W1
Susana Lo               #040             $0.00          200,000       37,923    18,962                1402-289 Drake Street
                                                                                                      Vancouver, BC V6B 5Z5 Canada
Joseph Hua              #055             Commission     50,000        9,481     4,740                 190-5525 West Boulevard
                                                                                                      Vancouver, BC V6M 3W6 Canada
Ted Ewachniuk           #063             Services       150,000       28,443    14,221                526 W. King Edward Ave
                                                                                                      Vancouver, BC V5V 2C9 Canada
Sophia Ewachniuk        #064             Services       50,000        9,481     4,740                 4187 Cambie Street
                                                                                                      Vancouver, BC V5Z 2Y2 Canada
Laurel Hickey           #056             Services       10,710        2,031     1,015                 638 East 3rd Street
                                                                                                      N Vancouver, BC V7L 1G7 Canada
Subtotal $0.25 per share                                2,848,370     540,100
                                                        ---------     -------

                                                                                Closing Allocation
Name                    Certificate #    Amount $USD    # Of Shares   E-video   23-Oct-01 at 50%      Address
----                    -------------    -----------    -----------   -------   ----------------      -------
Gary & Carol Shen       #058             $30,000.00     30,000        5,689     2,844                 2831 123rd Street
                                                                                                      Edmonton, AB, T6J 6A6 Canada
Shen Meng Hsiung        #059             $30,000.00     30,000        5,689     2,844                 8380 Ryan Rd.
                                                                                                      Richmond, BC V7A 2E6 Canada
Heng Shen               #060             $30,000.00     30,000        5,689     2,844                 8381 Ryan Rd.
                                                                                                      Richmond, BC V7A 2E6 Canada
Shen Chung Wan Lin      #061             $70,000.00     70,000        13,273    6,637                 5789 College Road
                                                                                                      Vancouver, BC V6T 1H4 Canada
Helai Ma                #062             $10,000.00     10,000        1,896     948                   104-2725 Melfa Road
                                                                                                      Vancouver, BC V6T 1N4 Canada
Karen & Britain
  Higginbotham          #057             $5,000.00      5,000         948       474                   14357 26th Ave
                                                                                                      Surrey, BC V4P 2G8 Canada
Jeffery Holds           #067             $5,000.00      10,000        10,000    5,000                 15624 Sunset Rd.
                                                                                                      Minnetonka, MN 55345
Trevor Millius          #068             $10,000.00     20,000        20,000    10,000                2502-1331 W. Georgia St.
                                                                                                      Vancouver BC V6E 4P1 Canada
Pacific Entertainment   #069             $6,000.00      12,000        12,000    6,000                 6472 Selma Ave.
                                                                                                      Burnaby BC V5H 3R4 Canada
Darrin Gutoski          #070             $10,000.00     20,000        20,000    10,000                2225 Shannonwood Place
                                                                                                      Kelowna BC V4T 2L9 Canada
Darrell Mclean          #071             $10,000.00     20,000        20,000    10,000                309 Douglas Rd.
                                                                                                      Burnaby BC V5G 3N8 Canada
Ric Harris              #074             $5,000.00      10,000        10,000    5,000                 3829  Burke Ave.
                                                                                                      North Seattle, WA
98103Andrew Williams    #075             $9,950         19,900        19,900    9,950                 #2-1230 Madison Ave
                                                                                                      Burnaby BC V5C 6R9 Canada
Neil Brown              #076             $333.50        667           667       334                   Apt 23-330 N. Nanaimo St.
                                                                                                      Vancouver BC Canada
Mark Jachecki           #077             $1,217.50      2,435         2,435     1,218                 Apt 23-330 N. Nanaimo St.
                                                                                                      Vancouver BC Canada
Susan Fedynyszyn        #078             $406.00        812           812       406                   Apt 23-330 N. Nanaimo St.
                                                                                                      Vancouver BC Canada
Nellie Rosha            #079             $811.50        1,623         1,623     812                   Apt 23-330 N. Nanaimo St.
                                                                                                      Vancouver BC Canada
Andrew Williams         #080             $2,272.50      4,545         4,545     2,273                 #2-1230 Madison Ave
                                                                                                      Burnaby BC V5C 6R9  Canada
Ric Harris              #081             $2,500.00      5,000         5,000     2,500                 3829  Burke Ave.
                                                                                                      North Seattle, WA  98103
Andrew Sparrows         #082             Services       20,000        3,792     1,896                 35992 Bonnie Lakes Rd.
                                                                                                      Crosslake MN  56442
Tech Innovations                         Services       50,000        9,481     4,740                 #4 Athol St.
                                                                                                      Douglas, Isle of Man 1M1 1LD
Barb Boyce                               Services       50,000        9,481     4,740                 6472 Selma Ave.
                                                                                                      Burnaby, BC V5H 3R4 Canada
Clayton Strauts                          Services       50,000        9,481     4,740                 10701 Westside Drive
                                                                                                      Delta BC V4C 1R5 Canada

Subtotal $1.00 and $0.50 per share                      471,982       192,400

FOUNDERS
Zigurts Strauts         #003                            4,340,777     1,745,445 872,723               13077 Summerhill Cres.
                                                                                                      Surrey BC V4A 7X9 Canada
Zigurts Strauts         #004                            5,000,000               -
Gunars Strauts          #005                            4,340,777     1,745,445 872,723               10701 Westside Drive
                                                                                                      Delta, BC V4C 1R5 Canada
Gunars Strauts          #006                            5,000,000               -
Jason Allen             #007                            4,340,777     1,745,445 872,723               6472 Selma Ave.
                                                                                                      Burnaby, BC, V5H 3R4 Canada
Jason Allen             #008                            5,000,000               -
Rich Gasper                                             2,000,000     379,234   189,617               22119 East 62 St.
                                                                                                      Broken Arrow, OK 74014
GNB Holdings Ltd                                        922,912       75,000    37,500                5675 Takala Rd.
                                                                                                      Lady Smith BC V9G 1M2 Canada
Jake Edwards Entertainment Inc.                         395,534       175,000   87,500                Suite 900-1055 W. Hastings St.
                                                                                                      Vancouver BC V6E 2E9 Canada
Priority Traders                                        1,318,446     250,000   125,000               1605-150, 24th St.
                                                                                                      W Vancouver, BC V7V 4G8
Ric Harris                                              925,000       175,396   87,698                Suite 6A 1121 Woodstock Ave.
                                                                                                      Victoria BC V8V 2R2 Canada
World Wide Mortgage Corp                                8,740,777     1,631,674 815,837               Box 61, Grand Caymen Island,
                                                                                                      British West Indies
Subtotal Founders                                       42,325,000                 -
                                                        ----------    --------- --------
Total O/S                                               45,645,352    8,655,138 4,327,569
                                                        ==========    ========= =========


                  Conversion factor                                   5.273787
                                                                      ========

** Notes                   Amount of EVTV shares

A) 500,000 shares from the four founders to Peter Logan/Priority Traders
B) Shareholders 67 - 81 were promised not to be rolled back, therefor those shares are transferred from the four founders

                                  SCHEDULE "B"




                          Piggyback Registration Rights

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the " Agreement") is entered into on the 23rd day of October, 2001, among e-VideoTV, Inc, a Delaware corporation ( the "Company"), and the persons identified in schedule "A" of the Share Exchange Agreement (collectively the "Holders") who are all of those persons that represent less that 5% of the outstanding common shares of Ziracom Digital Communications Inc, ( Ziracom) and have acquired restricted shares of common stock, par value $0.0001 per share (the "Shares" or the "Common Stock") of the Company in connection with the Company's offering of one (1) share of the Company for 5.2737 shares of Ziracom.

RECITALS:

     A. As an inducement to cause the Holders to exchange 5.2737 Ziracom shares for 1 share of the Company, the Company has agreed to grant the holders registration rights under and as described in this Agreement with respect to the Shares acquired by Holders.

     B. Holders have exchanged 1,232,500 shares of the Company's shares in exchange for 5,927,244 Shares of Ziracom. 50% exchange amounts to 616,350 restricted shares of the Company.

     C. The Company desires to grant the Holders the registration rights defined in this Agreement.

COVENANTS:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    Article 1
                          REGISTRATION RIGHTS AGREEMENT

     1.1 Registration Rights Available. The Company agrees to provide Holders with the following registration rights with respect to the Shares and any other securities issued or issuable at any time or from time-to-time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the "Securities"): one right to cause the Company to include the Securities, on a "piggyback" basis, in any registration statement filed by the Company under the Securities Act of 1933 in connection with a firm commitment underwritten offering of the Company's Common Stock, subject to the provisions of this Agreement (the right to one piggyback registration hereunder being "Registration Rights").

     1.2 Piggyback Registration. With respect to Holders' right to piggyback on any registration of the Company securities pursuant to Section 1.1, the parties agree as follows:

          1.2.1 Notice and Inclusion of Securities. Pursuant to Section 1.1, the Company will (i) promptly give to Holders written notice of any registration of the Company securities; and (ii) include in such registration, and in the underwriting involved therein, all the Securities specified in Holders' written request or requests, mailed to the Company within 30 days after the date of such written notice from the Company.

          1.2.2 Certain Conditions-Coordination with Underwriting. The right of Holders to registration pursuant to Section 1.1 shall be conditioned upon Holders' participation in such underwriting, and the inclusion of the Securities in the underwriting shall be limited to the extent provided herein. Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of Securities to be underwritten, the managing underwriter may limit some or all of the Securities that may be included in the registration and underwriting as follows: the number of Securities that may be included in the registration and underwriting by each Holder shall be determined by multiplying the number of Securities of all selling shareholders of the Company which the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Securities requested to be included in such registration and underwriting by each such Holder, and the denominator of which is the total number of Securities which all selling shareholders of the Company have requested to have included in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such person to the nearest 100 shares. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. Nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

     1.3 Registration Procedure. With respect to any registration of Securities pursuant to an exercise of the Registration Rights, the following provisions shall apply:

          1.3.1 Information to be Supplied by Holders. Holders shall be obligated to furnish to the Company and the underwriters (if any) such information regarding the Securities and the proposed manner of distribution of the Securities as the Company and the underwriters may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters in connection with such registration, qualification or compliance.

          1.3.2 Prospectuses. The Company agrees that it will furnish to Holders such number of prospectuses, offering circulars or other documents incident to any registration, qualification or compliance referred to herein as provided or, if not otherwise provided, as the Holders from time to time may reasonably request.

          1.3.3 Blue Sky Qualifications. The Company shall use its best, efforts and incur reasonable expense in light of the amount if Securities to be qualified for sale in any particular state, to register or qualify the Securities covered by the registration statement under the state securities or blue sky laws of such jurisdictions as may be required in order to effect the sale of the Securities covered by the registration statement, except the Company shall not for any purpose be required to execute a general consent to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

          1.3.4 Expenses. All expenses (except for costs of any interim audit required by underwriters, any underwriting and selling discounts and commissions and legal fees for Holders' attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by the Company. Expenditures incurred by the Company for blue sky qualifications in any state shall be reasonable in relation to the aggregate amount of proceeds from securities proposed to be distributed in each such state. Compliance by the Company with affirmative requirements imposed on the Company or its shareholders by any merit review state shall be in the reasonable discretion of the Company and the Holders.

          1.3.5 Preparation of Registration Statement and Prospectus-Access to Information. In connection with the preparation and filing of a registration statement under the Securities Act pursuant to this Agreement, the Company will give Holders, their counsel and accountants, the opportunity, on behalf of the Holders, to observe, and to review and comment upon, the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          1.3.6 Registration Rights Not Assignable. The Registration Rights under this Agreement shall be personal to the original Holder that acquired the Shares in the offering of Units directly from the Company and shall not in any way or under any circumstances be available to any subsequent holder, assignee or transferee of the Shares.

     1.4 Exclusive Obligation to Register. Except as provided in this Agreement, the Company will have no obligation to any Holder to register under the Securities Act any Securities.

                                    Article 2
                                 INDEMNIFICATION

     2.1 Indemnification by the Company. In the event of any registration of the Securities of the Company under the Securities Act, the Company agrees to indemnify and hold harmless Holders and each other person who participates as an underwriter in the offering or sale of such Securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which Holders or underwriter may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holders' Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holders and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided, that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holders specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holders or any such underwriter and shall survive the transfer of the Securities by Holders.

     2.2 Indemnification by Holders. The Company may require, as a condition to including the Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from Holders, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which any holder shall be required to suffer shall be limited to the net proceeds to such Holder from the Shares sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Securities by Holders.

     2.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article 2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

     2.4 Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                    Article 3
                                  MISCELLANEOUS

     3.1 Binding Agreement. The Parties covenant and agree that this Agreement, when executed and delivered by the Parties, will constitute a legal, valid and binding agreement between the Parties and will be enforceable in accordance with its terms.

     3.2 Further Documents. Each of the Parties for themselves, their heirs, personal representatives and assigns hereby covenant and agree that they shall from time to time and at such time as may be required, execute such further agreements, supplemental agreements and other documents and instruments as may reasonably be required and necessary to carry out and to effectuate the provisions hereof. This Agreement shall be binding on each of the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     3.3 Applicable Law shall be governed by and construed in accordance with the laws of the State of Arizona.

     3.4 Construction. Whenever required by the context hereof, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa. Section headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     3.5 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, rulings of courts of competent jurisdiction interpreting applicable laws, ordinances, rules and regulations of the United States and the State of Nevada. If any provision of this Agreement, or any application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but shall be enforced to the greatest extent permitted by law.

     3.6 Resolution of Disputes - Arbitration. The Parties are desirous of reducing the time and cost involved in resolution of any disputes that may arise between them. At the option of either party, disputes arising from or connected with this Agreement may be settled by arbitration initiated by either party by giving written notice to the other of his intention to arbitrate the dispute in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator in such arbitration shall be final and binding upon all Parties and judgment may be entered thereon in a court of general jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date set forth above.

                                              e-VideoTV, Inc


                                              ----------------------------------
                                              President & CEO



                                              ----------------------------------
                                              On Behalf of the Holders


                                              ----------------------------------
                                              Name of Agent on Behalf of Holders


                                              ----------------------------------
                                              Address of Agent



                                              ----------------------------------
                                              City, Province, Zip Code

                                  SCHEDULE "C"




                              Disclosure Statement


Verified                Document
--------                --------
                        Ziracom Digital Communications Inc. Disclosure
                        Minute Book
                        Articles of Incorporation
                        Corporate By-Laws
                        List of Liabilities
                        Copy of Patents
                        Documentation on Lawsuits
                        Contract with Priority Traders
                        Harvey verifying the source code of Alpha Omega 3.x

/s/ RB (initialed)
/s/ JA (initialed)

                                  SCHEDULE "D"

            Projected Earnings Before Tax, and Depreciation Statement